REDEMPTION AGREEMENT

THIS REDEMPTION AGREEMENT (this “Agreement”) is made and entered into this 23rd day of September, 2011, by and between Phosphagenics Ltd., an Australian corporation (“Phosphagenics”), and ProPhase Labs, Inc., a Nevada corporation (the “Company”).  Phosphagenics and the Company are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS, Phosphagenics is the sole beneficial and record owner of 1,440,000 shares of common stock, par value $0.0005 per share (the “Common Stock”), of the Company;

WHEREAS, the Company desires to redeem 690,000 shares of Common Stock (the “Redeemed Shares”) in consideration for the Redemption Price (as defined below) pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the promises and mutual obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1.           Redemption.  Promptly following execution of this Agreement but no later than three business days thereafter, Phosphagenics shall surrender Stock Certificate No. TQC2910 (the “Surrendered Certificate”) and all rights and privileges attaching thereto. Within one business day following the Company’s receipt of the Surrendered Certificate and duly executed stock power in the form provided by the Company’s transfer agent, the Company shall pay to Phosphagenics an aggregate redemption price of Four Hundred Forty Eight Thousand Five Hundred Dollars ($448,500) (the “Redemption Price”) by wire transfer of immediately available funds to an account designated in writing by Phosphagenics to the Company (such transaction, the “Transaction”). Such Redemption Price shall be held in escrow by the Company’s law firm, Reed Smith LLP, pending transfer to Phosphagenics in accordance with this Section 1.

2.           Ownership.  Phosphagenics represents and warrants to the Company that it owns and shall deliver the Redeemed Shares free and clear of all liens, claims, encumbrances, interests and restrictions of any kind or nature, except for restrictions on transfer imposed under applicable securities and other than this Agreement, there are no outstanding or authorized options, warrants, redemption rights, repurchase rights or other commitments that could require Phosphagenics to sell or otherwise transfer the Redeemed Shares to anyone other than the Company.  All action on the part of Phosphagenics necessary for the authorization, execution, delivery and performance by it of this Agreement, and the consummation of the transactions contemplated hereby and thereby, has been taken. This Agreement constitutes the valid and legally binding obligation of Phosphagenics, enforceable in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, or other similar law affecting the enforcement of creditor’s rights generally or by general principles of equity.

3.           Representations.  Phosphagenics acknowledges and agrees as follows:

(i)   Phosphagenics has reviewed or had the opportunity to review the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2010 and all subsequent public filings of the Company with the U.S. Securities and Exchange Commission; and

(ii)  Phosphagenics has made its own decision to consummate the Transaction based on its own independent review.

4.           Execution.  This Agreement may be executed by electronic transmission, including facsimile or e-mail of a .pdf counterpart, which transmission shall constitute the delivery of an originally executed document.

5.           Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

6.            Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law or conflicts of law provisions thereof that would require application of the laws of a jurisdiction other than the State of New York. The Parties hereby irrevocably agree that any suit, action, proceeding or claim against them arising out of or in any way relating to this Agreement, or any judgment entered by any court in respect thereof, may be brought or enforced in the state or federal courts located in the county of New York, New York, and hereby irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the venue of any proceeding brought in New York, New York and further irrevocably waive any claims that any such proceeding has been brought in an inconvenient forum.  The Parties hereby expressly waive any right to a trial by jury in any action or proceeding to enforce or defend any right, power, or remedy under or in connection with this Agreement.

7.            Severability; Further Assurances.    If any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the remaining provisions of this Agreement, all of which shall remain in full force and effect. The Parties agree to use all reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done all other things necessary, proper or appropriate to consummate and effectuate the transaction contemplated hereby, including the furnishing to the other party or any other appropriate party such further certifications, agreements, affidavits or other documents necessary to effectuate the purposes hereof.

8.            Entire Agreement; Miscellaneous.  This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof. To avoid any ambiguity, the Parties agree that this Agreement in no way changes or impacts the existing obligations of each of the Parties under (i) certain Limited Liability Company Operating Agreement of Phusion Laboratories, LLC, dated March 22, 2010, (ii) certain Amended and Restated License Agreement, dated March 22, 2010 (the “Original License Agreement”), and (iii) certain Contribution Agreement, dated March 22, 2010, each by and between the Company, Phosphagenics, Phosphagenics Inc. and Phusion Laboratories, LLC.  No representation, promise or inducement has been made by either Party that is not embodied in this Agreement, and neither Party shall be bound by or liable for any alleged representation, promise or inducement not so set forth. This Agreement may be amended only by a written agreement signed by each Party. This Agreement shall be binding upon and shall inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, is intended to and shall not under any circumstances create any enforceable right or benefit in any other person whatsoever, nor shall any other person whatsoever be entitled to have any claim, cause of action or right based upon or arising out of the existence of this Agreement or the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered as of the date set forth above.

PHOSPHAGENICS LTD. By: /s/ Esra Ogru Name: Esra Ogru Title: Chief Executive Officer PROPHASE LABS, INC. By: /s/ Ted Karkus Name: Ted Karkus Title: Chief Executive Officer

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